UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously announced in a press release and Current Report on Form 8-K filed on March 18, 2020, between March 16 and March 19, 2020, Guess?, Inc. (the “Company”), directly and through its subsidiaries, elected to borrow approximately $212 million under certain of its existing credit facilities in the U.S., Canada and Europe as a precautionary measure to ensure financial flexibility and maintain maximum liquidity in response to the COVID-19 pandemic (the “Drawdowns”). The Drawdowns included approximately $78 million under the Company’s existing senior secured asset-based revolving Loan, Guaranty and Security Agreement dated as of June 23, 2015, as amended (the ”Credit Facility”), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and Bank of America, N.A., as agent for the lenders.  The Drawdowns also included approximately $134 million under a number of existing short-term borrowing agreements with various banks in Europe through the Company’s European subsidiaries.  Following the Drawdowns, the Company had remaining borrowing capacity of approximately $33 million under the Credit Facility and of approximately $24 million under its various existing borrowing agreements in Europe and Asia.  As of March 19, 2020, the current weighted average interest rate for borrowings under the Credit Facility was approximately 3.65% and the current interest rates for borrowings under the European borrowing agreements ranged between 0.65% and 1.1%.  The Company is in the process of negotiating an extension for the Credit Facility, which is currently scheduled to mature on June 22, 2020. The European and Asian facilities are generally scheduled to mature between July 2020 and January 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 23, 2020	GUESS?, INC.

		By:	/s/ Kathryn Anderson
Kathryn Anderson Chief Financial Officer

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